Exhibit 10.1

FORM OF Genesco Inc.

PERFORMANCE SHARE UNIT AGREEMENT

This PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”) is made and entered into as of the ____day of _________, 20__ (the “Grant Date”), between Genesco Inc., a Tennessee corporation (together with its Subsidiaries and Successors, the “Company”), and [Participant Name], (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Genesco Inc. Third Amended and Restated 2020 Equity Incentive Plan, as may be amended and restated from time to time (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the issuance of Performance Awards, including Restricted Share Units that provide the right to receive Shares upon the attainment of performance objectives and other vesting conditions (each, a “Performance Share Unit”); and

WHEREAS, the Committee has determined that the Grantee is entitled to an Award of Performance Share Units under the Plan on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

PERFORMANCE SHARE UNIT GRANT

Grantee:	[Participant Name] [Participant Address]
Target Number of Performance Share Units Granted Hereunder (“Target Award”):	[Award]
Grant Date:	[Grant Date]
1.
Grant of Performance Share Unit Award.
1.1
The Company hereby grants the Performance Share Units (“PSUs”) set forth above to the Grantee as a Performance Award, subject to the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. A bookkeeping account will be maintained by the Company to keep track of the PSUs and any Dividend Equivalent Units (as defined in Section 3) that may accrue as provided in Section 3.
1.2
The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the PSUs shall vest in accordance with Section 2 hereof. This Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution. Any purported sale, assignment, transfer, pledge, hypothecation, loan or other disposition other than in accordance with this Section 1.2 shall be null and void.

2.
Vesting and Payment.
2.1
General.
(a)
Except as provided in Section 2.2, Section 2.3 or Section 2.4, the Award shall vest as of the end of the Performance Period (as defined in Section 15.2) (the “Normal Vesting Date”), but only if and to the extent (a) the Company has achieved the Performance Targets (as defined in Section 15.3) over the Performance Period, and (b) the Grantee has remained in continuous employment with the Company through the Normal Vesting Date. The number of PSUs that shall be eligible to vest pursuant to this Award (the “Earned PSUs”) shall be determined based on the degree to which Performance Targets are achieved during the Performance Period as set forth in the Performance Targets Appendix described in Section 15.4. The Earned PSUs will be determined by multiplying (a) the Target Award (including any Dividend Equivalent Rights previously credited pursuant to this Award Agreement) by (b) the applicable percentages corresponding to the Performance Targets achieved by actual performance over the Performance Period. The number of Earned PSUs may be greater than or less than the Target Award, as determined by such percentages set forth in the Performance Targets Appendix. The applicable date of vesting shall be referred to herein as the “Vesting Date.”
(b)
Any PSUs that are not Earned PSUs as of the end of the Performance Period, or after adjustment pursuant to any Proration Factor (as defined in Section 2.2) shall immediately be forfeited and cancelled without any further action by Grantee or the Company.
2.2
Death or Disability; Retirement; Involuntary Termination Without Cause.
(a)
Notwithstanding Section 2.1, in the event the Grantee’s employment with the Company terminates prior to the Normal Vesting Date on account of the Grantee’s death or Disability, the Grantee (or the estate or legal representative thereof) shall be deemed to be vested in a number of PSUs equal to the Target Award as of the date of such termination of employment.
(b)
Notwithstanding Section 2.1, in the event the Grantee’s employment with the Company terminates prior to the Normal Vesting Date on account of Retirement, the Grantee shall remain eligible to vest in a portion of the Award as of the end of the Performance Period determined as follows: the number of Earned PSUs shall equal the product of (A) the number of Earned PSUs determined pursuant to Section 2.1(a) at the end of the Performance Period, multiplied by (B) a fraction, the numerator of which is the number of whole months during the Performance Period during which the Grantee was employed by the Company, and the denominator of which is the total number of whole months in the Performance Period (such fraction, the “Proration Factor”). Any such Earned PSUs shall settle at the time set forth in Section 2.5 as if the Grantee had remained in continuous employment with the Company up to the Normal Vesting Date, or if earlier, upon the determination of the number of PSUs that shall be eligible to vest in connection with a Change in Control as described in Section 2.4.
(c)
Notwithstanding Section 2.1, in the event the Grantee’s employment with the Company terminates prior to the Normal Vesting Date as a result of an involuntary termination without Cause by the Company, the Grantee shall remain eligible to vest in a portion of the Award as of the end of the Performance Period determined as follows: the number of Earned PSUs shall equal the product of (1) the Proration Factor, multiplied by (2) the lesser of (x) the number of Earned PSUs determined pursuant to Section 2.1(a) at the end of the Performance Period, and (y) the Target Award; provided, that this Section 2.2(c) shall not apply if the Grantee’s involuntary termination without Cause occurs prior to the first anniversary of the first day of the Performance Period. Any such Earned PSUs shall settle at the time set forth in Section 2.5 as if the Grantee had remained in continuous employment with the Company up to the Normal Vesting Date, or if earlier, upon the determination of the number of PSUs that shall be eligible to vest in connection with a Change in Control as described in Section 2.4.
(d)
In the event the Grantee’s employment has terminated as described in Section 2.2(b) or Section 2.2(c), and the Grantee subsequently dies more than six months prior to the Normal Vesting Date, the provisions of Section 2.2(b) or Section 2.2(c) shall be applied as if the Performance Targets had been achieved at the 100% Target Award level, and the applicable number of PSUs (after applying the applicable proration) shall immediately thereupon vest and be settled.
2.3
Termination of Employment. Except as provided in Section 2.2, Section 2.4 or as otherwise provided by the Committee, if the Grantee’s service with the Company terminates for any reason prior to the Normal Vesting Date, the Grantee shall forfeit all rights with respect to all PSUs subject to this Award that are not vested on such date of termination.
2.4
Change in Control. Upon the occurrence of a Change in Control,
(a)
In the event the entity surviving the Change in Control (the “Successor”) assumes the Award granted hereby, (1) any in process Performance Periods shall end upon the date immediately preceding the Change in Control, (2) if the Change in Control occurs within the first year of the Performance Period, the number of PSUs that shall be eligible to vest shall be equal to the Target Award, (3) if the Change in Control occurs after the first year of the Performance Period but prior to the end of the Performance Period, the number of PSUs that shall be eligible to vest shall be based on the attainment of the Performance Targets through the portion of the Performance Period ending not later than the effective date of the Change in Control, in such manner as determined by the Committee, (4) such number of PSUs that are eligible to vest shall vest on the Normal Vesting Date, provided that the Grantee remains in continuous employment with the Successor through the Normal Vesting Date, and (5) notwithstanding Section 2.3 and the previous clause, in the event that, within 24 months following the Change in Control, the Grantee’s employment with the Successor is terminated without Cause by the Successor, or terminates for Good Reason by the Grantee or on account of the Grantee’s death or Disability prior to the Normal Vesting Date, the number of PSUs that are eligible to vest on the Normal Vesting Date shall immediately vest and the applicable Shares (or the cash value thereof) shall be released to the Grantee (or the Grantee’s estate or other legal representative) upon the Grantee’s termination of employment.
(b)
In the event the Successor does not assume the Award granted hereby, (1) if the Change in Control occurs within the first year of the Performance Period, a number of PSUs equal to the Target Award shall vest as of the effective date of the Change in Control or (2) if the Change in Control occurs after the first year of the Performance Period but prior to the end of the Performance Period, a number of PSUs shall vest based on the attainment of the Performance Targets through the portion of the Performance Period ending not later than the effective date of the Change in Control, in such manner as determined by the Committee, and the appropriate number of Shares shall be released in accordance with Section 2.5; provided however, this Section 2.4(b) shall not apply if the Change in Control is not a 409A Change in Control.
2.5
Settlement. The Grantee shall be entitled to settlement of the Earned PSUs covered by this Agreement at the time that such Earned PSUs vest pursuant to Section 2.1, Section 2.2 or Section 2.4, as applicable, or if applicable, the date on which the Committee provides the determination set forth in Section 2.1(a) (any such date, the “Settlement Date”). Such settlement shall be made as promptly as practicable thereafter (but in no event after the earlier of the thirtieth day following the Settlement Date or the date that is two months and fifteen days following the Normal Vesting Date), through the issuance to the Grantee (or to the executors or administrators of the Grantee’s estate in the event of the Grantee’s death) of a stock certificate (or evidence such Shares have been registered in the name of the Grantee with the relevant stock agent) for a number of Shares equal to the number of such vested Earned PSUs and any Dividend Equivalent Units that may have accrued pursuant to Section 3 hereof. Alternatively, the Committee may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of settling the Earned PSUs that vest on such Vesting Date solely in Shares. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value (as defined in the Plan) of the Shares as of the Vesting Date less an amount equal to any federal, state, local and other taxes of any kind required to be withheld with respect to the vesting of the Earned PSUs. The Shares or any cash payment in lieu of Shares will be delivered to the Grantee as soon as practicable following each Vesting Date, but in any event within 30 days of such date.
2.6
Withholding Obligations. Except as otherwise provided by the Committee, upon the settlement of any PSUs subject to this Award, the Company shall reduce the number of Shares that would otherwise be issued to the Grantee upon settlement of the Award by a number of Shares having an aggregate Fair Market Value on the date of such issuance equal to the payment to satisfy the applicable withholding tax obligation of the Company with respect to which the Award is being settled; provided, that in the event Shares are not otherwise deliverable to the Grantee at the time a Company withholding obligation arises, the Company may satisfy such obligation from wages or other amounts payable to the Grantee as may be allowed by law, or by requiring the Grantee to remit such withholding taxes to the Company in cash or by check.
3.
Dividend Rights.

At the time of any payment of dividends to stockholders on Shares, the PSUs will be credited with additional Performance Share Units (the “Dividend Equivalent Units”) (including fractional units) for cash dividends paid on Shares by (a) multiplying the cash dividend paid per Share by the number of PSUs (and previously credited Dividend Equivalent Units) outstanding and unpaid, and (b) dividing the product determined above by the Fair Market Value of a Share, in each case, on the dividend record date. The PSUs will be credited with Dividend Equivalent Units for stock dividends paid on Shares by multiplying the stock dividend paid per Share by the number of PSUs equal to the Target Award (and previously credited Dividend Equivalent Units) outstanding and unpaid on the dividend record date. Each Dividend Equivalent Unit shall have a value equal to one Share. Any Dividend Equivalent Unit will be subject to the same vesting, payment and other terms and conditions and restrictions as the PSUs to which the Dividend Equivalent Unit relates. For the avoidance of doubt, no Dividend Equivalent Units shall accrue under this Section 3 in the event that any Dividend Equivalent Units or other applicable adjustments pursuant to Section 5 hereof provide similar benefits.

4.
No Right to Continued Service.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to continue service as an officer or employee of the Company.

5.
Adjustments.

The provisions of Section 4.2 (Adjustments) and Section 13 (Change in Control) of the Plan are hereby incorporated by reference, and the PSUs (and any Dividend Equivalent Units) are subject to such provisions. Any determination made by the Committee or the Board pursuant to such provisions shall be made in accordance with the provisions of the Plan and shall be final and binding for all purposes of the Plan and this Agreement.

6.
Administration Subject to Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award.

7.
Modification of Agreement.

Subject to applicable restrictions provided in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award in more than a de minimis way shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

8.
Section 409A.

Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the settlement of the PSUs (including any Dividend Equivalent Units related thereto) to be made to the Grantee pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the U.S. Treasury Regulations and this Agreement shall be interpreted consistently therewith. However, under certain circumstances, settlement of the PSUs or any Dividend Equivalent Units may not so qualify, and in that case, the Committee shall administer the grant and settlement of such PSUs and any Dividend Equivalent Units in strict compliance with Section 409A of the Code. Further, notwithstanding anything herein to the contrary, if at the time of the Grantee’s termination of employment with the Company, the Grantee is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Grantee) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Grantee’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment. For purposes of this Agreement, a “termination of employment” shall have the same meaning as “separation from service” under Section 409A of the Code and the Grantee shall be deemed to have remained employed so long as the Grantee has not “separated from service” with the Company or Successor. Each payment of PSUs (and related Dividend Equivalent Units) constitutes a “separate payment” for purposes of Section 409A of the Code.

9.
Severability.

If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

10.
Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee without giving effect to the conflicts of law principles thereof, except to the extent that such laws are preempted by Federal law.

11.
Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

12.
Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee and shall be final, binding and conclusive on the Grantee and the Company for all purposes. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be resolved in accordance with the foregoing, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within the Nashville, Tennessee metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator. If the Grantee substantially prevails on any of his or her substantive legal claims, then the Company shall reimburse all legal fees and arbitration fees incurred by the Grantee to arbitrate the dispute.

13.
Notices.

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Corporate Secretary or its designee, and any notice to be given to the Grantee shall be addressed to the Grantee at the address (including an electronic address) then reflected in the Company’s books and records. By a notice given pursuant to this Section 13, either party may hereafter designate a different address for notices to be given to such party. Any notice, which is required to be given to the Grantee, shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of the personal representative’s status and address by written notice under this Section 13. Any notice shall have been deemed duly given when (i) delivered in person, (ii) delivered in an electronic form approved by the Company, (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or (iv) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier.

14.
Recoupment. The Award granted to Grantee pursuant to this Agreement, and any prior awards granted to Grantee under the Plan, shall be subject to forfeiture, repayment, reimbursement or other recoupment (i) to the extent provided in the Company’s Amended and Restated Compensation Recoupment Policy, as it may be amended from time to time (the “Clawback Policy”), (ii) to the extent that Grantee in the future becomes subject to any other recoupment or clawback policy hereafter adopted by the Company, including any such policy adopted by the Company to comply with the requirements of any applicable laws, rules or regulations, such policies referenced in clause (i) or this clause (ii), collectively, the “Policies”), and (iii) to the extent provided under any applicable laws and/or listing standards which impose mandatory recoupment, under circumstances set forth in such applicable laws and listing standards. The Company may utilize any method of recovery specified in the Policies in connection with any Award recoupment pursuant to the terms of the Policies.
15.
Certain Definitions.
15.1
“409A Change in Control” means a Change in Control; provided however, that a transaction shall not constitute a 409A Change in Control unless it is a “change in ownership or effective control” of the Company, or a change “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
15.2
“Disability” means the inability of the Grantee to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstance

15.3
“Performance Period” means the period beginning _________, 20__ and ending _________, 20__.
15.4
“Performance Targets” means the standards established by the Committee for the Performance Period to determine, in whole or in part, the number of vested PSUs pursuant to Section 2, which standards are specified in a separate document appended to this Agreement and made a part of this Agreement for all purposes (such document, the “Performance Targets Appendix”).
15.5
“Retirement” means the Grantee’s voluntary resignation from service with the Company (i) after attaining 55 years of age and five years of service with the Company, or (ii) where the sum of the Grantee’s (x) age in years, and (y) years of continuous service with the Company, equals at least 70 years; provided, however, that in all cases the Grantee provides written notice to the Committee of the Grantee’s intention to resign from service with the Company at least six months in advance of such resignation; and provided, further, that Grantee complies with all restrictive covenants including any non-competition, non-solicitation, non-disparagement and confidentiality obligations.

IN WITNESS WHEREOF, the parties have caused this Performance Share Unit Agreement to be duly executed effective as of the day and year first above written.

Genesco Inc.

By:

Grantee:

(electronically accepted)

[Signature Page to Performance Share Unit Agreement]